Exhibit 1.1

Underwriting Agreement

October 13, 2005

FELTL AND COMPANY

As Representative of the Several Underwriters

225 South Sixth Street

Suite 4200

Minneapolis, MN 55402

Ladies and Gentlemen:

PokerTek, Inc., a North Carolina corporation (the “Company”), proposes to issue and sell to the several underwriters as listed on Schedule 1 attached hereto (collectively, the “Underwriters,” and each an “Underwriter”), for whom Feltl and Company is acting as representative (the “Representative”), 2,000,000 shares of its common stock, no par value per share (the “Common Stock”). The 2,000,000 shares of Common Stock to be sold by the Company pursuant to this Agreement are called the “Firm Common Shares.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional 300,000 shares of Common Stock (the “Optional Common Shares”), as provided in Section 2 of this Agreement. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the “Common Shares.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-127181), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the “Prospectus.” All references in this Agreement to (i) the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval

System (“EDGAR”) and (ii) if applicable, the Prospectus shall be deemed to include the electronic Prospectus provided for use in connection with the offering of the Common Shares.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1. Representations and Warranties. The Company hereby represents, warrants and covenants to the Underwriters as follows:

(a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in all material respects to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective, at the First Closing and at the Second Closing Date (each as defined below), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the First Closing and at the Second Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the “Underwriting” section of the Registration Statement, or of any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by the Representative expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required, other than the Company’s agreements with Gehrig White and Lee Lomax regarding loans made by such individuals to the Company, which have not been filed with the Registration Statement. There are no material agreements or understandings affecting the Company that have not been reduced to writing and so filed, other than the Company’s agreements with Gehrig White and Lee Lomax regarding loans made by such individuals to the Company, which have not been reduced to writing or so filed.

(b) Offering Materials Furnished to the Representative. The Company has delivered to the Representative three complete manually signed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested.

(c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date and the completion of the Underwriters’ distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

(d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(e) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company in accordance with this Agreement, will be validly issued, fully paid and nonassessable.

(f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived in writing prior to the date of this Agreement, with copies of such written waivers furnished to the Representative.

(g) No Material Adverse Change. Except as otherwise disclosed or described in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no adverse change, or any development that could reasonably be expected to result in an adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company that is, individually or in the aggregate, material to the Company, whether or not arising from transactions in the ordinary course of business of the Company (any such change is called a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock, nor is there any agreement or understanding with respect to the same.

(h) Independent Accountants. McGladrey & Pullen LLP, who have expressed their opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or registered public accountants within the meaning of Regulation S-X issued under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as required under the Securities Act and Exchange Act.

(i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. The supporting schedule included in the Registration Statement presents fairly the information required to be stated therein. Such financial statements and supporting schedule have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth under the captions “Prospectus Summary—Summary Historical Financial Information,” “Capitalization,” “Dilution,” “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Prospectus fairly present the information set forth therein on a basis consistent with that of the audited and unaudited financial statements contained in the Registration Statement in all material respects.

(j) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of North Carolina and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. The Company has no subsidiaries.

(k) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in material compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than as set forth in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(l) Quotation. The Common Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

(m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its Articles of Incorporation or Bylaws or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change; and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD and such as would not result in a Material Adverse Change if not so obtained or made. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(n) No Material Actions or Proceedings. Except as disclosed in the Registration Statement and Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company, (ii) which has as the subject thereof any officer, director or employee of, or property owned or leased by, the Company or (iii) relating to environmental or discrimination matters, where in any such case any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or by the Prospectus. No labor dispute with the employees of the Company or with the employees of any third party, with whom the Company has a material relationship, exists or, to the best of the Company’s knowledge, is threatened or imminent.

(o) Intellectual Property Rights. Except as otherwise disclosed in the Prospectus, the Company owns or possesses valid and enforceable licenses or other rights to use all trademarks, trade names, service marks, patent rights (including all patents and patent applications), copyrights, domain names, licenses, approvals, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, trade secrets, technologies, proprietary techniques (including processes and substances) and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted and as currently contemplated to be conducted as disclosed in the Registration Statement and the Prospectus, except where the failure to own such rights would not result in a Material Adverse Change; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Other than as described in the Registration Statement and the Prospectus: (i) to the Company’s knowledge, there are no third parties who have any Intellectual Property Rights that could preclude the Company from conducting its business as currently conducted or as presently contemplated to be conducted as described in the Registration Statement and the Prospectus; (ii) there are no pending or, to the best knowledge of the Company, threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company (or if the Company’s Intellectual Property Rights are licensed, the licensor thereof) in any Intellectual Property Rights owned or licensed to the Company; (iii) to the Company’s knowledge, neither the Company nor (if the Company’s Intellectual Property Rights are licensed), the licensor thereof has infringed any rights of others with respect to the Company’s or such licensor’s Intellectual Property Rights; (iv) neither the Company nor (if the Company’s Intellectual Property Rights are licensed), to the Company’s knowledge, the licensor thereof has received any notice of infringement of or conflict with, any rights of others with respect to the Company’s Intellectual Property Rights; and (v) there is no dispute between the Company and any licensor with respect to any Intellectual Property Right. The Company has entered into nondisclosure and confidentiality agreements with its employees and each casino in which its product has been installed for testing prohibiting such employees or casinos from any unauthorized disclosure of the Company’s Intellectual Property Rights.

(p) Title to Properties. The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as described in the Prospectus or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

(q) Tax Law Compliance. The Company has filed all necessary federal, state and foreign income, employment and franchise tax returns and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(r) Company Not an “Investment Company”. The Company has been advised by its legal counsel of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Common Shares will not be, an “investment company” within the meaning of the Investment Company Act.

(s) Insurance. The Company is insured by reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction and acts of vandalism. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. The Company has not been denied any insurance coverage that it has sought or for which it has applied.

(t) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Common Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

(u) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, employees, contractors, shareholders, customers, distributors or suppliers of the Company, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described.

(v) Disclosure Controls and Procedures. The Company has established and will maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (a) any deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(w) No Unlawful Contributions or Other Payments. Neither the Company nor, to the best of the Company’s knowledge, any director, officer, employee, agent, contractor, distributor or other persons acting on behalf of the Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(x) Company’s Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) the Company is not in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable

Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

(z) ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Section 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(aa) Brokers. Except as disclosed in the Registration Statement and the Prospectus, there is no broker, finder or other party that is entitled to receive from the

Company any brokerage or finder’s fee or other fee, commission or performance-based compensation as a result of any transactions contemplated by this Agreement.

(bb) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors, employees or consultants of the Company except as disclosed in the Registration Statement and the Prospectus.

(cc) Compliance with Laws. Except as described in the Registration Statement and the Prospectus, the Company: (i) is and at all times has been in full compliance with all statutes, rules, regulations, ordinances, orders and decrees applicable to the ownership, testing, development, manufacture, packaging, processing, recordkeeping, use, distribution, marketing, labeling, promotion, sale and offer for sale of any product manufactured or distributed by the Company (“Applicable Laws”), except for such non-compliance as would not, individually or in the aggregate, result in a Material Adverse Change; (ii) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any federal, state, local, foreign or tribal governmental authority having authority over the Company (“Governmental Authority”) alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto that the Company is required to obtain pursuant to any such Applicable Laws (“Authorizations”); (iii) possesses all Authorizations necessary to operate its business as is currently conducted and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations, except for any failure to possess or violation of any Authorization as would not, individually or in the aggregate, result in a Material Adverse Change; (iv) has not received written notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority or third party alleging that any company operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge or reason to believe that any such Governmental Authority or third party is considering any such claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action; (v) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge or reason to believe that any such Governmental Authority is considering such action; and (vi) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by all Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission), except for any failure to file, obtain, maintain, or submit, and any failure to be complete and correct as would not result, individually or in the aggregate, in a Material Adverse Change.

(dd) Gaming Laws. The Company is in full compliance with any applicable laws, rules and regulations relating to gaming activities, except where failure to so comply will not result in a Material Adverse Change, and has received no notification of any investigation by any governmental authority of any possible violation of any gaming law, rule or regulation and has no reason to believe that it may be subject to any such investigation or violation.

(ee) Statistical and Market Data. The scientific, statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be credible and generally recognized as authoritative in the Company’s industry.

(ff) Suppliers. No supplier of products to the Company has ceased shipments to the Company or indicated, to the Company’s best knowledge, an interest in decreasing or ceasing its sales to the Company or otherwise modifying its relationship with the Company, other than in the normal and ordinary course of business consistent with past practices in a manner which would not, individually or in the aggregate, result in a Material Adverse Change.

(gg) Sarbanes-Oxley Act. The Company and each of its officers and directors (in their capacities as such) are in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, including all rules and regulations promulgated thereunder.

(hh) Patent Filings. The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) all patent applications owned by the Company (the “Company Patent Applications”). The Company has complied, or is in the process of complying, with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. The Company is not aware of any information material to a determination of patentability regarding the Company Patent Applications not called or being called to the attention of the PTO or similar foreign authority. The Company is not aware of any information not called to the attention of the PTO or similar foreign authority which would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any information which would preclude the Company from having clear title to, and complete ownership of, the Company Patent Applications.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Representative shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Representative, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Common Shares.

(a) The Firm Common Shares. The Company agrees to issue and sell to the Underwriters the Firm Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree to purchase from the Company the Firm Common Shares. The purchase price per Firm Common Share to be paid by the Underwriters to the Company shall be $10.23 per share.

(b) The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Maslon Edelman Borman & Brand, LLP, located at 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m., Minneapolis, Minnesota time, on October 19, 2005, or such earlier time and date as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus.

(c) The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an aggregate of 300,000 Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representative to the Company, which notice may be given at any time within 45 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered, and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the “Second Closing Date” and shall be determined by the Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, the Underwriters agree to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) set forth in the notice from the Representative to the Company referenced in this subsection (c). The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d) Public Offering of the Common Shares. The Underwriters hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its sole judgment, has determined is advisable and practicable.

(e) Payment for the Common Shares. Payment for the Common Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that the Underwriters have been authorized, for their own account to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase.

(f) Delivery of the Common Shares. The Company shall deliver, or cause to be delivered, to the Representative for the account of the Underwriters, certificates for the Firm Common Shares at the First Closing Date, against the irrevocable release of a wire transfer to the Company of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representative for the account of the Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer to the Company of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in Minneapolis, Minnesota as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. (Minneapolis, Minnesota time) on the second business day following the date the Common Shares are first released by the Underwriter for sale to the public, or such shorter period as may be required by law, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall request.

Section 3. Additional Covenants.

The Company further covenants and agrees with the Underwriters as follows:

(a) Representative’s Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Representative, the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably object.

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its best efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Representative it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus

Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Underwriters may request.

(e) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Representative to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or other foreign laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f) Use of Proceeds. The Company shall use its best efforts to apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

(g) Transfer Agent. The Company shall engage and maintain, at its expense, an independent, qualified and experienced registrar and transfer agent for the Common Stock.

(h) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement (which need not be audited) covering the twelve-month period ending December 31, 2006 that satisfies the provisions of Section 11(a) of the Securities Act.

(i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Common Shares as may be required under Rule 463 under the Securities Act.

(j) Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Representative, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any completed month(s) subsequent to the period covered by the most recent financial statements included in the Registration Statement and the Prospectus.

(k) Quotation. The Company will use its best efforts to include, subject to notice of issuance, the Common Shares on the Nasdaq National Market.

(l) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180 day period without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative).

(m) Future Reports to the Representative. During the period of five years hereafter the Company will furnish to the Representative at 225 South Sixth Street, Suite 4200, Minneapolis, MN 55402, Attention: John C. Feltl (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided, however, that the Company shall be deemed to have satisfied its obligations under this Section 3(m) if it files such documents with the Commission via EDGAR, and such documents are available for inspection via EDGAR.

(n) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Common Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(o) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(p) Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company, and will take steps necessary to enforce the same, that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

Section 4. Payment of Expenses and Underwriters’ Warrant. (a) The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and reasonable expenses incurred by the Company or the Representative in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or any foreign jurisdiction, and preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Representative in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Shares on the Nasdaq National Market, (ix) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Common Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations and lodging and travel expenses of the officers of the Company and any such consultants in connection with the road show, (xi) all expenses in connection with due diligence meetings with the investment community, and (xii) a nonaccountable expense allowance equal to one and one-half percent (1.5%) of the public offering price of the Common Shares payable on the First Closing Date and the Second Closing Date, as applicable, $50,000 of which has already been received by the Representative. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their respective counsel.

(b) On the First Closing Date, the Company shall sell to the Underwriters for $50 the Underwriters’ Warrant entitling the Underwriters to purchase up to an aggregate of 200,000 shares of the Company’s Common Stock, at an exercise price of $17.60 (subject to adjustment), which shall first become exercisable on the first anniversary of the effective date of the Registration Statement and shall remain exercisable for a period of four (4) years after such first anniversary. The Underwriters’ Warrant shall be subject to certain transfer restrictions and shall be in substantially the form attached as Appendix A hereto.

Section 5. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. The Representative shall have received a letter on the date of this Agreement, dated the date of delivery thereof of McGladrey & Pullen, LLP, in form and substance acceptable to the Representative, confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating to the effect that:

(i) in their opinion the financial statements audited by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

(ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the company or, at the date of the latest available balance sheet read by such accountants, there was any decrease in net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

(B) for the period from the closing date of the latest income statement included in the Registration Statements and the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in the total or per share amounts of net income (loss);

(iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company subject to the internal controls of the Company’s accounting system or are derived from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, “Prospectus” shall mean the prospectus included in the Registration Statement, including any Prospectus filed pursuant to Rule 424(b).

(b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

(i) the Company, if required, shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

(ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii) the NASD shall have raised no objection to the fairness and reasonableness of the final underwriting terms and arrangements.

(c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, in the judgment of the Representative there shall not have occurred any Material Adverse Change that, in the sole judgment of the Representative, could reasonably be expected to have an adverse impact on the marketing of the Shares.

(d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representative shall have received the favorable opinion of

Womble Carlyle Sandridge & Rice, PLLC, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A.

(e) Opinion of Counsel for the Representative. On each of the First Closing Date and the Second Closing Date the Representative shall have received the favorable opinion of Maslon Edelman Borman & Brand, LLP, counsel for the Representative, dated as of such Closing Date in a form satisfactory to the Representative.

(f) Officers’ Certificate. On each of the First Closing Date and the Second Closing Date the Representative shall have received the written certificates executed by the Chairman of the Board, Chief Executive Officer and President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date;

(iv) certify (A) that any financial projections presented to the Representative for its review were prepared in good faith and represent the Company’s best estimate of the Company’s financial condition following the first Closing Date; and (B) that based on such projections, it is such officer’s good faith expectation that the net proceeds to be derived from the offering that is the subject hereof are sufficient to fund the Company’s operation for at least twelve (12) months following the First Closing Date.

(g) Secretary’s Certificate. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the written certificates executed by the Secretary of the Company, dated as of such Closing Date, in the form and substance satisfactory to the Representative, certifying as to (i) the incumbency and the signatures of those officers of the Company executing this Agreement and such other certificates or documents contemplated under this Agreement, (ii) the Articles of Incorporation and Bylaws of the Company, and (iii) the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and such other certificates or documents contemplated under this Agreement, a copy of such resolutions to be attached to said certificate.

(h) Good Standing. The Representative shall have received on and as of the First Closing Date or the Second Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form from the appropriate Governmental Authorities of such jurisdictions.

(i) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date, the Representative shall have received from McGladrey & Pullen, LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing date and Second Closing Date, if applicable.

(j) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit B hereto from each director, officer and each beneficial owner (as defined and determined according to Rule 13d-3 under the Exchange Act) of more than 5% of the outstanding shares of Common Stock, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

(k) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representative and counsel for the Representative shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 6. Reimbursement of Representative’s Expenses. If this Agreement is terminated by the Representative pursuant to Section 5, Section 7, Section 10 or Section 11, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative, on behalf of each Underwriter, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by all

Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges, up to the $50,000 deposit already received by the Representative. The Company shall have no obligation to any Underwriter to the extent that the Underwriters’ expenses, in the aggregate, exceed $50,000. In the event all such expenses do not equal or exceed $50,000, the Representative shall pay the Company the difference between the amount of all such expenses and $50,000 as soon as practicable.

Section 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representative of the effectiveness of the Registration Statement under the Securities Act.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to the Underwriters, except that the Company shall be obligated to reimburse the expenses of the Representative pursuant to Section 6 hereof, (b) of the Underwriters to the Company, except as provided in Section 6, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 8. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors and employees, and each person, if any, who controls such Underwriter, within the meaning of the Securities Act and the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, its officers, directors and employees or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse such Underwriter, its officers, directors and employees and each such controlling person for any and all expenses (including the fees and disbursements of counsel for such Underwriter chosen by such Underwriter) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that (A) the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, it arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative or the Representative’s counsel expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and (B) that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of such Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to such Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees to, severally but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter(s)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative or the Representative’s counsel expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that such Underwriter has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the “Commissions, Discounts and Expenses,” “Lock-Up and Related Agreements,” “Stabilization; Short Positions and Penalty Bids,” and “Ownership of our Common Stock” subheadings under the caption “Underwriting” in the Prospectus; and each Underwriter confirms that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the indemnifying party representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the indemnifying party representing the indemnified parties who are parties to such action).

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to the settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the respective Underwriter, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the respective Underwriter, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the respective Underwriter, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the respective Underwriter, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the respective Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the respective Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions or discount received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each officer, director and employee of an Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the respective Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 10. Termination of this Agreement; Default of Underwriters. Prior to the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq National Market or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or Minnesota authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company to the Underwriters, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 6 hereof, (b) the Underwriters to the Company, except as provided in Section 6, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

If any Underwriter or Underwriters default in their obligations to purchase the Common Shares hereunder on either the First or any Second Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Common Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. As used in this Underwriting Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

Section 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

Section 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Feltl and Company

225 South Sixth Street

Suite 4200

Minneapolis, MN 55402

Attention: John C. Feltl

with copies to:

Maslon Edelman Borman and Brand, L.L.P.

90 South Seventh Street

Suite 3300

Minneapolis, MN 55402

Facsimile: (612) 642-8358

Attention: William M. Mower

If to the Company:

PokerTek, Inc.

1020 Crews Road, Suite J

Matthews, NC 28106

Attention: Gehrig “Lou” White

with a copy to:

Womble Carlyle Sandridge & Rice, PLLC

One Wachovia Center

301 South College Street, Suite 3500

Charlotte, NC 28202

Facsimile: (704) 331-4900

Attention: Robert M. Donlon

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 13.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

Section 14.    Partial Unenforceability.    The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 15. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MINNESOTA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Section 16. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, each Underwriter, such Underwriter’s officers, directors and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Shares from any Underwriter merely because of such purchase.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

POKERTEK, INC.

By:	/s/ Gehrig White
Gehrig “Lou” White Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter in Minneapolis, Minnesota as of the date first above written.

FELTL AND COMPANY

By:	/s/ John C. Feltl
John C. Feltl Director of Capital Markets

SCHEDULE 1

Underwriter	Number of Firm Common Shares to Be Purchased
Feltl and Company 225 South Sixth Street Suite 4200 Minneapolis, MN 55402	2,000,000

TOTAL	2,000,000